   As filed with the Securities and Exchange Commission on February 12, 1998
                                                      Registration No. 33-54056

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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                            -----------------------------

                            POST-EFFECTIVE AMENDMENT NO. 2
                                          TO
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                            -----------------------------

                                LAMONTS APPAREL, INC.
                (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                               75-2076160
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                            -----------------------------

                                LAMONTS APPAREL, INC.
                               12413 WILLOWS ROAD N.E.
                             KIRKLAND, WASHINGTON  98034
                (Address of Principal Executive Offices) (Zip Code)

         LAMONTS APPAREL, INC. 1992 INCENTIVE AND NONSTATUTORY OPTION PLAN
                              (Full Title of the Plan)

                                 DEBBIE BROWNFIELD
                               LAMONTS APPAREL, INC.
                              12413 WILLOWS ROAD N.E.
                            KIRKLAND, WASHINGTON  98034
                                   (425) 814-5461
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                   -------------

                                     COPIES TO:
                             MICHAEL A. WORONOFF, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               300 SOUTH GRAND AVENUE
                            LOS ANGELES, CA  90071-3144
                                   (213) 687-5000

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


Deregistration

     On January 31, 1998, all of the outstanding securities of Lamonts Apparel, Inc. (the "Company") registered under the Securities Act of 1933, as amended, were cancelled pursuant to the Company's bankruptcy plan which was confirmed by court order entered on December 18, 1997. As a result, this Post-Effective Amendment No. 2 is being filed to remove from registration all of the securities registered hereunder.

                                      SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on February 12, 1998.


                              LAMONTS APPAREL, INC.




                              By: /s/ ALAN R. SCHLESINGER
                                  --------------------------------------------
                                  Name:  Alan R. Schlesinger
                                  Title: Chairman of the Board, President
                                             and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the dates indicated.



        SIGNATURE                         TITLE                     DATE
        ---------                         -----                     ----

/s/ ALAN R. SCHLESINGER     Chairman of the Board,
-------------------------      Chief Executive Officer
   Alan R. Schlesinger         and Director (Principal        February 12, 1998
                               Executive Officer)

/s/ LOREN R. ROTHSCHILD     Vice Chairman of the Board
-------------------------      and Director                   February 12, 1998
   Loren R. Rothschild

/s/ DEBBIE A. BROWNFIELD    Executive Vice President,
-------------------------      Chief Financial Officer
   Debbie A. Brownfield        and Secretary (Principal
                               Financial Officer and          February 12, 1998
                               Principal Accounting Officer)
/s/ PAUL M. BUXBAUM
-------------------------   Director                          February 12, 1998
   Paul M. Buxbaum

/s/ STANFORD SPRINGEL
-------------------------   Director                          February 12, 1998
   Stanford Springel


-------------------------   Director                          February   , 1998
   John J. Wiesner